UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                February 11, 2015
                Date of Report (Date of Earliest Event Reported)


                              CASEY CONTAINER CORP
             (Exact Name of Registrant as Specified in its Charter)

             Nevada                     333-140445               20-5619324
(State of Other Jurisdiction of        (Commission            (I.R.S. Employer
 Incorporation or Organization)        File Number)          Identification No.)

7825 N Calle Caballeros, Paradise Valley, AZ                       85253
  (Address of Principal Executive Offices)                       (Zip Code)

                                 (602) 819-4181
              (Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 11, 2015 the Company entered into an Asset Purchase Agreement for the acquisition of a new social information network technology that it plans to use in order to launch web and mobile applications with broad global appeal. The technology represents a breakthrough in common information networks by allowing individuals and groups to search, bookmark and share all forms of digital content, both privately and publicly, based on their own or shared interests. The Company purchased the said asset from Richard Elliot-Square, an individual. In consideration the Company has agreed to pay Mr. Elliot-Square an amount equal to 10% of all future advertising revenue up to a maximum of $4 million. Upon reaching $1 million the Company will have the option to buy-out the entire asset for a one-time payment of $3 million.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On February 11th 2015 the Company entered into a Debt Settlement Agreement with MRN Associates, Inc, a company owned by the Company's President and CEO, to issue 6,668,000 Restricted Common shares for the release of $200,040 in invoices owed to MRN Associates, Inc. The Board of Directors approved the issuances in an effort to materially decrease liabilities and increase its stockholders' equity, thereby strengthening its Balance Sheet.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit
Number                            Description
------                            -----------

99.1            Asset Purchase Agreement
99.2            Debt Settlement Agreement MRN Associates, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CASEY CONTAINER, CORP.


Date: February 17, 2015             By: /s/ Martin R Nason
                                       -----------------------------------------
                                    Name:  Martin R Nason
                                    Title: President & CEO

                                       2